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                                                                    EXHIBIT 23.3


ROBERTS & SCHAEFER
                Company

                                                   WESTERN OPERATION
                                                     5225 WILEY POST WAY, #300
                                                     SALT LAKE CITY, UTAH  84116
                                                     PHONE (801) 364-0900
                                                     FAX (801) 364-0909




March 20, 1997



Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO  80401

Gentlemen:

We hereby consent to the incorporation by reference into the Registration Statements of Canyon Resources Corporation (The Company) on Form S-8 (File No. 33-37306); Form S-3 (File No. 333-175); Form S-3 (File No. 333-11561); and Form
S-3 (File No. 333-18449), of our reports entitled "Fatal Flaw Review of the Briggs Gold Project Feasibility Study" and "Briggs Gold Project Feasibility Study - Volume 1 - Executive Summary" both dated February, 1994, as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

Very truly yours,
ROBERTS & SCHAEFER COMPANY



/s/ Brian C. Petersen
-------------------------
Brian C. Petersen
Vice President of Operations